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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 8, 1997
                Date of Report (Date of earliest event reported)


                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                     Florida
                 (State or Other Jurisdiction of Incorporation)


                 0-14671                                 59-2335075
        (Commission File Number)              (IRS Employer Identification No.)

          4400 Congress Avenue
        West Palm Beach, Florida                            33407
(Address of principal executive offices)                 (Zip Code)


                                 (561) 840-1200
               Registrant's Telephone Number, Including Area Code



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
Item 5.           Other Events.

         On August 8, 1997, Republic Security Financial Corporation (the "Company") entered into a definitive agreement for the acquisition of County Financial Corporation, a Florida Corporation ("CFC"), and County National Bank of South Florida, whereby County Bank ("County"), a national bank headquartered in North Miami Beach, Florida, would merge into the Company's wholly owned subsidiary Republic Security Bank, a Florida commercial bank, in a stock-for-stock transaction. At June 30, 1997, the Company had assets of $625 million, loans of $435 million and deposits of $488 million. County had assets of $238 million, loans of $139 million and deposits of $210 million at June 30, 1997.

         Under the terms of the agreement, which will be accounted for as a tax-free pooling of interests, shareholders of CFC will receive 4.807 shares of the Company's common stock for each share of CFC common stock. The Company will issue approximately 6.08 million shares of its common stock for all of the outstanding shares of CFC. The Company currently has 16.15 million shares of common stock outstanding and 1.03 million shares of convertible preferred stock outstanding. The agreement provides that, upon closing, four County directors will join the boards of directors of the Company and Republic Security Bank, each of which currently consists of fourteen persons. The transaction is subject to shareholder approval of both the Company and CFC, receipt of state and federal regulatory approvals and other customary closing conditions. The merger is expected to close in the fourth quarter of 1997.

         CFC may terminate the transaction if the Company's stock price falls below $7.65 per share at the determination date (as defined) and the decline in the Company's share price (as defined) since August 6, 1997, relative to an index of similar institutions, is greater than 5%, subject to the Company's right to adjust the exchange ratio.

Item 7.           Financial Statements and Exhibits.

(c)      Exhibits.

2. Agreement and Plan of Merger, as of August 8, 1997, by and among Republic Security Financial Corporation, Republic Security Bank and County Financial Corporation and County National Bank of South Florida (without schedules).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  REPUBLIC SECURITY FINANCIAL CORPORATION
                                  (Registrant)


Date: August 15, 1997.             /s/ Carla H. Pollard
      ----------------            -----------------------------------------
                                  Carla H. Pollard
                                  Vice President and Controller

                                  EXHIBIT INDEX

Exhibit: Description

2. Agreement and Plan of Merger, as of August 8, 1997, by and among Republic Security Financial Corporation, Republic Security Bank, County Financial Corporation and County National Bank of South Florida (without schedules).